Exhibit 10.1

EXECUTION VERSION

INVESTOR RIGHTS AGREEMENT

Dated as of December 31, 2016

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4.9	Severability	26
4.10	Counterparts	26
4.11	Entire Agreement	27
4.12	Governing Law; Arbitration; Waiver of Jury Trial	27
4.13	Agent for Service of Process	27
4.14	Specific Performance	27
4.15	No Third Party Beneficiaries	27
4.16	Defined Terms	27
4.17	Interpretation	35
4.18	Further Assurances	35

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This INVESTOR RIGHTS AGREEMENT, dated as of December 31, 2016 (this “Agreement”), is made between Arch Capital Group Ltd., an exempted company with limited liability registered under the laws of Bermuda (together with its successors and permitted assigns, the “Company”), and American International Group, Inc., a Delaware corporation (the “Parent”).

A. On August 15, 2016 (the “Signing Date”), the Company and the Parent entered into the Stock Purchase Agreement, dated as of the Signing Date (the “Stock Purchase Agreement”), providing for, among other things, the issuance to the Parent of certain securities of the Company.

B. On the date hereof, pursuant to the Stock Purchase Agreement, the Parent acquired from the Company 1,276,282 Company Series D Preferred Shares convertible into 12,762,820 Company Common Shares (such Company Series D Preferred Shares, together with such Company Common Shares issuable by way of conversion thereof, the “Convertible Preferred Shares”).

C. The Company and the Parent desire to establish in this Agreement certain terms and conditions concerning the Parent’s and other Investors’ relationships with and investments in the Company, including the registration rights for Registrable Securities set forth in this Agreement.

D. Capitalized terms used in this Agreement are used as defined in Section 4.16.

Now, therefore, the parties hereto agree as follows:

ARTICLE I

REGISTRATION RIGHTS

1.1 Shelf Registrations.

(a) Shelf Registration. No later than the date that is ten (10) days, in the case of a Shelf Registration Statement that is an Automatic Shelf Registration Statement, or sixty (60) days, in the case of a Shelf Registration Statement other than an Automatic Shelf Registration Statement, prior to the Six-Month Restricted Date, the Company shall prepare and file with the SEC a Shelf Registration Statement covering all Registrable Securities held by the Investors pursuant to a Shelf Registration. If permitted under the Securities Act, such Shelf Registration Statement shall be an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act. The Shelf Registration shall provide for the resale of such Registrable Securities from time to time by and pursuant to any method or combination of methods legally available to the Investors (including, without limitation, an underwritten offering, a direct sale to purchasers, a sale to or through brokers, dealers or agents, a sale over the internet, block trades, derivative transactions with third parties, sales in connection with short sales and other hedging transactions). The Company shall comply with the applicable provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Shelf Registration Statement in accordance with the intended methods of disposition by the Parent and the other Investors thereof.

(b) Effectiveness. The Company shall use its reasonable best efforts to (i) cause the Shelf Registration Statement filed pursuant to Section 1.1(a) to be declared effective by the SEC or otherwise become effective under the Securities Act as promptly as practicable after the filing thereof and (ii) keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and useable for the resale of Registrable Securities covered by such Shelf Registration Statement until such time as there are no Registrable Securities remaining, including by filing successive replacement or renewal Shelf Registration Statements upon the expiration of such Shelf Registration Statement.

(c) Additional Selling Shareholders. At any time and from time to time when a Shelf Registration Statement is effective, if the Parent or any other Investor requests that the Parent or any other Investor be added as a selling shareholder in such Shelf Registration Statement, the Company shall as promptly as practicable amend or supplement the Shelf Registration Statement to cover such additional Investor.

(d) Right to Effect Shelf Take-Down. The Parent and each other Investor shall be entitled, at any time and from time to time when a Shelf Registration Statement is effective, to sell any or all of the Registrable Securities covered by such Shelf Registration Statement (a “Shelf Take-Down”).

(e) Underwritten Shelf Take-Downs. The Parent or any other Investor intending to effect a Shelf Take-Down shall be entitled to request, by written notice to the Company (an “Underwritten Shelf Take-Down Notice”), that the Shelf Take-Down be an underwritten offering (an “Underwritten Shelf Take-Down”). The Underwritten Shelf Take-Down Notice shall specify the number of Registrable Securities intended to be offered and sold by the Parent and/or other Investor(s) pursuant to the Underwritten Shelf Take-Down. The Company shall amend or supplement the Shelf Registration as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Underwritten Shelf Take-Down. The Company will pay all Registration Expenses incurred in connection with any registration or underwritten offering requested in accordance with this Agreement. The Company shall not be required to facilitate an Underwritten Shelf Take-Down unless the aggregate gross proceeds from such offering are reasonably expected to be at least two-hundred million dollars ($200 million) and shall not be required to effect more than two (2) Underwritten Shelf Take-Downs in any twelve (12) month period.

(f) Selection of Underwriters. In connection with any such underwritten offering, the Parent or any other Investor requesting such underwritten offering shall have the right to select the investment banking firm(s) and manager(s) to administer such underwritten offering as lead bookrunning managing underwriter(s), subject to the approval of the Company (which approval shall not be unreasonably withheld, conditioned or delayed). For such underwritten offering, the Company will have the right to appoint one co-lead manager that shall not serve in the capacity as a bookrunning underwriter.

(g) Non-Underwritten Shelf Take-Down. If the Parent or any other Investor desires to initiate an offering or sale of all or part of the Parent’s or any other Investor’s

Registrable Securities that does not constitute an Underwritten Shelf Take-Down (a “Non-Underwritten Shelf Take-Down”), the Parent or such other Investor shall so indicate in a written notice (a “Non-Underwritten Shelf Take-Down Notice”) delivered to the Company no later than three (3) Business Days (or in the event any amendment or supplement to a Shelf Registration Statement is necessary, no later than ten (10) Business Days) prior to the expected date of such Non-Underwritten Shelf Take-Down, which request shall include (i) the total number of Registrable Securities expected to be offered and sold in such Non-Underwritten Shelf Take-Down, (ii) the expected plan of distribution of such Non-Underwritten Shelf Take-Down and (iii) the action or actions required (including the timing thereof) in connection with such Non-Underwritten Shelf Take-Down (including the delivery of one or more share certificates representing Registrable Securities to be sold in such Non-Underwritten Shelf Take-Down), and, to the extent necessary, the Company shall file and effect an amendment or supplement to its applicable Shelf Registration Statement for such purpose as soon as practicable after receipt of such Non-Underwritten Shelf Take-Down Notice.

1.2 Demand Registrations.

(a) Right to Demand Registrations. If the Company has not made available a Shelf Registration, on or after the date that is sixty (60) days prior to the Six-Month Restricted Date, the Parent or any other Investor may, by providing written notice to the Company, request to sell all or a portion of the Registrable Securities pursuant to a Registration Statement separate from a Shelf Registration Statement (a “Demand Registration”). Each request for a Demand Registration (a “Demand Registration Request”) shall specify the number of Registrable Securities intended to be offered and sold by the Parent and any other Investors pursuant to the Demand Registration and the intended method of distribution thereof, including whether it is intended to be an underwritten offering. As promptly as practicable and no later than ten (10) Business Days after receipt of a Demand Registration Request, the Company shall register all Registrable Securities that have been requested to be registered in the Demand Registration Request. The Company shall use its reasonable best efforts to cause the Registration Statement filed pursuant to this Section 1.2(a) to be declared effective by the SEC or otherwise become effective under the Securities Act as promptly as reasonably practicable after the filing thereof; provided, however, that the Registration Statement filed pursuant to this Section 1.2(a) need not be declared effective prior to the Six-Month Restricted Date. A Demand Registration shall be effected by way of a Registration Statement on Form S-3 or any similar short-form registration statement to the extent the Company is permitted to use such form at such time, and may be effected through an existing registration statement that is already effective under the Securities Act, or through a post-effective amendment or supplement to any such Registration Statement or other registration statement.

(b) Number of Demand Registrations. The Parent and the other Investors shall be collectively entitled to request up to a total of three (3) Demand Registrations (which, for the avoidance of doubt, shall be in addition to any Shelf Registration pursuant to Section 1.1); provided, however, that a registration shall not count as a Demand Registration for this purpose unless and until the Parent and the other Investors are able to register and sell at least 75% of the Registrable Securities requested to be included in such registration; provided, that the Company shall not be required to comply with a Demand Registration unless the aggregate gross proceeds from such offering are reasonably expected to be at least two-hundred million dollars ($200 million).

(c) Withdrawal. An Investor may, by written notice to the Company, withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of notices from all applicable Investors to such effect, the Company shall cease all efforts to seek effectiveness of the applicable Registration Statement, unless the Company intends to effect a primary offering of securities pursuant to such Registration Statement.

(d) Selection of Underwriters. If a Demand Registration is an underwritten offering, the Parent or any other Investor requesting such underwritten offering shall have the right to select the investment banking firm(s) and manager(s) to administer such underwritten offering as lead bookrunning managing underwriter(s), subject to the approval of the Company (which approval shall not be unreasonably withheld, conditioned or delayed). For such underwritten offering, the Company will have the right to appoint one co-lead manager that shall not serve in the capacity as a bookrunning underwriter.

1.3 Inclusion of Other Securities; Priority. The Company shall not include in any Demand Registration or Shelf Take-Down any securities that are not Registrable Securities without the prior written consent of the Investors participating in such Demand Registration or Shelf Take-Down (such consent not to be unreasonably withheld, conditioned or delayed). If a Demand Registration or Shelf Take-Down involves an underwritten offering and the managing underwriters of such offering advise the Company and the Investors in writing that, in their opinion, the number of Equity Securities proposed to be included in such Demand Registration or Underwritten Shelf Take-Down, including all Registrable Securities and all other Equity Securities proposed to be included in such offering, exceeds the number of Equity Securities that can reasonably be expected to be sold in such offering without adversely affecting the success of the offering (including the price, timing or distribution of the securities to be sold in such offering), the Company shall include in such Demand Registration or Underwritten Shelf Take-Down: (i) first, the Registrable Securities proposed to be sold by Investors in such offering; and (ii) second, any Equity Securities proposed to be included therein by any other Persons (including Equity Securities to be sold for the account of the Company and/or any other holders of Equity Securities), allocated, in the case of this clause (ii), among such Persons in such manner as the Company may determine. If more than one Investor is participating in such Demand Registration or Underwritten Shelf Take-Down and the managing underwriters of such offering determine that a limited number of Registrable Securities may be included in such offering without reasonably being expected to adversely affect the success of the offering (including the price, timing or distribution of the securities to be sold in such offering), then the Registrable Securities that are included in such offering shall be allocated pro rata among the participating Investors on the basis of the number of Registrable Securities initially requested to be sold by each such Investor in such offering.

1.4 Restrictions on Registration.

(a) Right to Defer or Suspend Registration. In the event that the Company determines in good faith that any one or more of the following circumstances exist, the Company may, at its option, (x) defer, suspend or delay any Demand Registration or (y) require the Parent and the other Investors to suspend any offerings of Registrable Securities pursuant to a Registration Statement for the periods specified:

(i) if the Company is subject to any of its customary suspension or blackout periods, for all or part of such period;

(ii) if the Company believes after consultation with counsel that an offering would require the Company, under applicable securities laws and other laws, to make disclosures of material non-public information that would not otherwise be required to be disclosed at that time and the Company believes in good faith that such disclosures at that time would have a material and adverse effect on the Company; provided, that this exception shall continue to apply only during the time that such material non-public information has not been disclosed and remains material; provided, further, that upon disclosure of such material non-public information, the Company shall (x) notify the Parent and the other Investors whose Registrable Securities are included in the Registration Statement; (y) terminate any deferment or suspension it has put into effect; and (z) take such actions necessary to permit registered sales of Registrable Securities as required or contemplated by this Agreement, including, if necessary, preparation and filing of a post-effective amendment or prospectus supplement so that the Registration Statement and any prospectus forming a part thereof will not include an untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and

(iii) if any such offering would violate applicable Law.

(b) Limitation on Deferrals and Suspensions. The Company shall not be permitted to defer registration or require the Parent and the other Investors to suspend an offering pursuant to Section 1.4(a)(ii) if the duration of all such deferrals or suspensions would for any individual reason exceed sixty (60) consecutive days or if the duration of all such deferrals or suspensions would in the aggregate exceed one hundred twenty (120) days in any twelve (12) month period.

(c) Withdrawal. If the Company delays or suspends a Demand Registration, the Investor that initiated such Demand Registration shall be entitled to withdraw its Demand Registration Request and, if it does so, such Demand Registration Request shall not count against the limitation on the number of such Holder’s Demand Registrations set forth in Section 1.2(b).

1.5 Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register any Equity Securities under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee share plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) in connection with any dividend or distribution reinvestment or similar plan or (iv) pursuant to a registration in which the Company is offering to exchange its own securities for other securities), whether for its own account or for the account of one or more shareholders of the Company (other than the Investors) (a “Piggyback Registration”), the Company shall give prompt written notice to each Investor of its intention to effect such a registration (but in no event less than ten (10) days prior to the proposed date of filing of the applicable Registration Statement) and, subject to Sections 1.5(b), 1.5(c) and 2.1, shall include in such Registration Statement and in any offering of Equity Securities to be made pursuant to such Registration Statement that number of Registrable Securities requested to be sold in such offering by such Investor for the account of such Investor, provided that the Company has received a written request for inclusion therein from such Investor no later than five (5) business days after the date on which the Company has given notice of the Piggyback Registration to Investors. The Company may terminate, delay or withdraw a Piggyback Registration prior to the effectiveness of such registration at any time in its sole discretion and, thereupon, (x) in the case of a determination to terminate or withdraw any registration, the Company shall be relieved of its obligation to register any Registrable Securities under this Section 1.5 in connection with such registration and (y) in the case of a determination to delay registration, the Company shall be permitted to delay registering any Registrable Securities under this Section 1.5 for the same period as the delay in registering the other equity securities covered by such registration. If a Piggyback Registration is effected pursuant to a Registration Statement on Form S-3 or the then-appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Piggyback Shelf Registration Statement”), the Investors shall be notified by the Company of and shall have the right, but not the obligation, to participate in any offering pursuant to such Piggyback Shelf Registration Statement (a “Piggyback Shelf Take-Down”), subject to the same limitations that are applicable to any other Piggyback Registration as set forth above.

(b) Priority on Primary Registrations. If a Piggyback Registration or Piggyback Shelf Take-Down is initiated as a primary underwritten offering on behalf of the Company and the managing underwriters of the offering advise the Company in writing that, in their opinion, the number of Equity Securities proposed to be included in such offering, including all Registrable Securities and all other Equity Securities proposed to be included in such offering, exceeds the number of Equity Securities that can reasonably be expected to be sold in such offering without adversely affecting the success of the offering (including the price, timing or distribution of the securities to be sold in such offering), the Company shall include in such Piggyback Registration or Piggyback Shelf Take-Down: (i) first, the Equity Securities that the Company proposes to sell in such offering; (ii) second, the Registrable Securities requested to be included in such registration by the Parent or any other Investor, allocated, in the case of this clause (ii), pro rata among such Investors on the basis of the number of Registrable Securities initially proposed to be included by each such Investor in such offering; and (iii) third, any Equity Securities proposed to be included in such offering by any other Person to whom the Company has a contractual obligation to facilitate such offering (subject to Section 1.12(a)), allocated, in the case of this clause (iii), among such Persons in such manner as the Company may determine, up to the number of Equity Securities, if any, that the managing underwriters determine can be included in the offering without reasonably being expected to adversely affect the success of the offering (including the price, timing or distribution of the securities to be offered in such offering).

(c) Priority on Secondary Registrations. If a Piggyback Registration or a Piggyback Shelf Take-Down is initiated as an underwritten offering other than on behalf of the Company, and the managing underwriters of the offering advise the Company in writing that, in their opinion, the number of Equity Securities proposed to be included in such offering, including all Registrable Securities and all other Equity Securities requested to be included in such offering, exceeds the number of Equity Securities which can reasonably be expected to be sold in such offering without adversely affecting the success of the offering (including the price, timing or distribution of the securities to be sold in such offering), the Company shall include in such Piggyback Registration or Piggyback Shelf Take-Down: (i) first, the Registrable Securities requested to be included in such registration by the Parent or any other Investor, allocated, in the case of this clause (i), pro rata among such Investors on the basis of the number of Registrable Securities initially proposed to be included by each such Investor in such offering; and (ii) second, any Equity Securities proposed to be included in such offering by any other Person to whom the Company has a contractual obligation to facilitate such offering (subject to Section 1.12(a)) and any Equity Securities that the Company proposes to sell in such offering, allocated, in the case of this clause (ii), among such Persons in such manner as the Company may determine, up to the number of Equity Securities, if any, that the managing underwriters determine can be included in the offering without reasonably being expected to adversely affect the success of the offering (including the price, timing or distribution of the securities to be offered in such offering).

(d) Selection of Underwriters. In any Piggyback Registration or Piggyback Shelf Take-Down, including if initiated as a primary underwritten offering on behalf of the Company or another securityholder, the Company shall have the right to select the investment banking firm(s) to act as the underwriters (including managing underwriter(s)) in connection with such offering.

1.6 Holdback Agreement.

(a) For so long as Parent and any other Investor, individually or together, holds or Beneficially Owns at least five percent (5%) of the issued and outstanding Company Common Shares on an as-converted basis, each Investor agrees that in connection with any registered underwritten offering of Company Common Shares, and upon request from the managing underwriter(s) for such offering, such Investor shall not, without the prior written consent of such managing underwriter(s), during such period as is reasonably requested by the managing underwriter(s) (which period shall in no event be longer than three (3) days prior to and ninety (90) days after the launch of such offering), Transfer any Registrable Securities. The foregoing provisions of this Section 1.6(a) shall not apply to offers or sales of Registrable Securities that are included in an offering pursuant to Section 1.1, 1.2 or 1.5 of this Agreement and shall be applicable to the Investors only if, for so long as and to the extent that the Company, the directors and executive officers of the Company and each selling shareholder included in such offering are subject to the same restrictions. Each Investor agrees to execute and deliver such customary agreements as may be reasonably requested by the managing underwriter(s) that are consistent with the foregoing provisions of this Section 1.6(a) and are necessary to give further effect thereto; provided, that the terms of such agreements shall not be more restrictive than the restrictions to which the directors and executive officers of the Company are subject.

(b) To the extent requested by the managing underwriter(s) for the applicable offering, the Company and its directors and executive officers shall not effect any sale registered under the Securities Act or other public distribution of Equity Securities during the period commencing three (3) days prior to and ending ninety (90) days after the launch of an underwritten offering pursuant to Section 1.1, 1.2 or 1.5 of this Agreement, other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee share plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) pursuant to a registration in which the Company is offering to exchange its own securities for other securities or (iv) in connection with any dividend or distribution reinvestment or similar plan.

1.7 Registration Procedures.

(a) In connection with the registration obligations of the Company pursuant to and in accordance with this Agreement, the Company will use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as reasonably practicable, the Company shall:

(i) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities, cooperate with underwriters’ counsel in an underwritten offering in connection with all required filings with FINRA and thereafter use its reasonable best efforts to cause such Registration Statement to become effective upon filing but in any event as soon as reasonably practicable after the filing of such Registration Statement (provided, however, that a Registration Statement filed pursuant to Section 1.2(a) need not be declared effective prior to the Six-Month Restricted Date); provided, that before filing a Registration Statement or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act that are incorporated or deemed to be incorporated by reference into the Registration Statement), the Company will furnish to the Parent and the other Investors copies of all documents proposed to be filed. In the case of a Registration Statement pursuant to Section 1.1 or 1.2, if the Parent informs the Company that it has any objections to the filing of such Registration Statement, amendment or supplement, the Company will not file such Registration Statement, amendment or supplement. In the case of a Registration Statement pursuant to Section 1.5, the Company will not file any Registration Statement or amendment or supplement to such Registration Statement to which the Parent will have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

(ii) use reasonable best efforts to prepare and file with the SEC such amendments and supplements to any Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until all of the Registrable Securities covered by such Registration Statement have been disposed of and comply with the applicable requirements of the Securities Act with respect to the disposition of the Registrable Securities covered by such Registration Statement;

(iii) furnish to the Parent and the other Investors, without charge, such number of conformed copies of such Registration Statement and of each post-effective amendment thereto, and deliver, without charge, such number of copies of each preliminary prospectus, final prospectus, all exhibits and other documents filed therewith and such other documents as the Parent and the other Investors may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by it or any Investor;

(iv) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Parent and the other Investors reasonably request in writing; provided that the Company shall not be required to qualify generally to do business, subject itself to taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for its obligations pursuant to this Section 1.7(a)(iv);

(v) promptly as reasonably practicable notify the Parent and the other Investors, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as promptly as practicable, prepare and furnish to the Parent and the other Investors a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, that any Investor receiving information pursuant to this Section 1.7(a)(v) shall protect the confidentiality of, and not disclose, any information regarding the Company which the Company determines in good faith to be confidential and of which determination such Person is notified, unless such information (A) is or becomes known to the public without a breach of this Agreement or any other agreement to which such Person is a party, (B) is or becomes available to such Person on a non-confidential basis from a source other than the Company, (C) is independently developed by such Person, (D) is requested or required by a deposition, interrogatory, request for information or documents by a Governmental Authority, subpoena or similar process, or (E) is otherwise required to be disclosed by applicable Law (other than securities Laws);

(vi) promptly notify the Parent and the other Investors (A) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC for amendments or supplements to such Registration Statement or to amend or to supplement such prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for such purpose and (D) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(vii) use reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange, if any, on which similar securities issued by the Company are then listed;

(viii) enter into such customary agreements (including underwriting agreements in form, scope and substance as is customary in underwritten offerings) and take all such appropriate and reasonable other actions as the Parent, the Investors or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(ix) if such offering is an underwritten offering, make available upon reasonable notice at reasonable times and for reasonable periods for inspection by the Parent, the other Investors, any underwriter participating in any disposition pursuant to such Registration Statement and any counsel, accountant or other agent retained by the Parent and the other Investors or any such underwriter, all financial and other records, pertinent corporate documents of the Company related to the Company and its business as will be reasonably necessary and requested by such Investor(s) or underwriters to enable them to reasonably exercise their due diligence responsibilities, provided that any Person receiving access to information or personnel pursuant to this Section 1.7(a)(ix) shall (i) reasonably cooperate with the Company to limit any resulting disruption to the Company’s business and (ii) protect the confidentiality of, and not disclose, any information regarding the Company which the Company determines in good faith to be confidential and of which determination such Person is notified, unless such information (A) is or becomes known to the public without a breach of this Agreement or any other to which such Person is a party, (B) is or becomes available to such Person on a non-confidential basis from a source other than the Company, (C) is independently developed by such Person, (D) is requested or required by a deposition, interrogatory, request for information or documents by a Governmental Authority, subpoena or similar process, or (E) is otherwise required to be disclosed by applicable law (other than securities laws);

(x) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement in a form that satisfies the provisions of Section 11(a) of the U.S. Securities Act and Rule 158 thereunder, which requirement shall be deemed satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto;

(xi) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use reasonable best efforts promptly to obtain the withdrawal of such order at the earliest practicable time;

(xii) enter into such agreements and take such other actions as the Parent, the Investors or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, entering into a customary underwriting agreement and preparing for and participating in such customary selling efforts as the underwriters reasonably request in order to expedite or facilitate such disposition, including, as the underwriters reasonably request, making members of senior management of the Company, as would customarily participate in “road show” and other customary marketing activities for an offering by the Company comparable to such offering in size and type of securities offered, cooperate with the managing underwriters or underwriter and make themselves available to participate on a reasonable basis in “road show” and other customary marketing activities reasonably requested by the managing underwriter(s);

(xiii) if such offering is an underwritten offering, use reasonable best efforts to furnish to the Parent, each underwriter and the other Investors one or more comfort letters, addressed to the underwriters, the Parent and the Investors, dated the effective date of, or the date of the final receipt issued for, such Registration Statement (the date of the closing under the underwriting agreement for such offering), signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters in similar underwritten offerings;

(xiv) if such offering is an underwritten offering, use its reasonable best efforts to provide legal opinions of the Company’s outside counsel, addressed to the underwriters, dated the effective date of, or the date of the final receipt issued for, such Registration Statement (the date of the closing under the underwriting agreement for such offering), each amendment and supplement thereto, with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

(xv) make available to the Parent and the other Investors each item of correspondence from the SEC or the staff of the SEC and each item of correspondence written by or on behalf of the Company to the SEC or the staff of the SEC, in each case solely relating to such Registration Statement; and

(xvi) use commercially reasonable efforts to procure the cooperation of the Company’s transfer agent in settling any Transfer of Registrable Securities, including (A) with respect to the transfer of any physical share certificates representing common shares into book-entry form in accordance with any procedures reasonably requested by the Parent or the Investors or the underwriters, and (B) to the extent such Registrable Securities are subject to a restrictive legend, by removing such legend (or eliminating or terminating such comparable notations or arrangements on securities held in book-entry form) and, if required by the Company’s transfer agent, delivering an opinion of the Company’s counsel that the restriction referenced in such legend (or such notations or arrangements) is no longer required in order to ensure compliance with the Securities Act.

(b) The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, that refers to the Parent or any other Investor by name, or otherwise identifies the Parent or any other Investor as the holder of any securities of the Company, without the consent of the Parent (any such consent to be binding on each other Investor), such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by applicable Law.

(c) The Company may require the Parent and any other Investor to furnish the Company with such information regarding the Parent and such other Investor and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing. If within twenty (20) Business Days of the receipt of such a written request from the Company, the Parent or any other Investor fails to provide to the Company any information relating to the Parent or such Investor, as applicable, that is required by applicable law to be disclosed in the Registration Statement, the Company may exclude the Parent’s and such Investor’s, as applicable, Registrable Securities from such Registration Statement.

(d) The Parent agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 1.7(a)(v), 1.7(a)(vi)(B), 1.7(a)(vi)(C) or 1.7(a)(vi)(D) hereof, to the extent that such event requires the discontinuance of the disposition of Registrable Securities covered by a Registration Statement or the related prospectus and such notice reasonably requests such discontinuance, that the Parent shall discontinue, and shall cause each Investor to discontinue, disposition of any Registrable Securities covered by such Registration Statement or the related prospectus until receipt of the copies of the supplemented or amended prospectus contemplated by Section 1.7(a)(iii) hereof, which supplement or amendment shall be prepared and furnished as soon as practicable, or until the Parent and the other Investors are advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amended or supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company, the Parent shall use its commercially reasonable efforts to return to the Company all copies then in its possession or in the possession of any Investor, other than permanent file copies then in such holder’s possession, of the prospectus covering such Registrable Securities at the time of receipt of such request. As soon as practicable (and in any event no later than two (2) Business Days) after the Company has determined that the use of the applicable prospectus may be resumed, the Company shall provide written notice to the Parent and the other Investors. In the event the Company invokes an Interruption Period hereunder, as soon as practicable (and in any event no later than two (2) Business Days) after the need for the Company to continue the Interruption Period ceases for any reason, the Company shall provide written notice to the Parent and the other Investors that such Interruption Period is no longer applicable. Notwithstanding anything in this paragraph to the contrary, no Interruption Period shall exceed sixty (60) days and, in any calendar year, no more than one hundred twenty (120) days in the aggregate may be part of an Interruption Period.

1.8 Registration Expenses.

(a) The Company shall pay directly or promptly reimburse all costs, fees and expenses (other than Selling Expenses) incident to the Company’s performance of or compliance with this Agreement, including, without limitation, (i) all SEC, FINRA and other registration and filing fees; (ii) all fees and expenses associated with filings to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are to be listed or quoted; (iii) all fees and expenses of complying with securities and blue sky laws (including fees and disbursements of counsel in connection therewith); (iv) all printing, messenger, telephone and delivery expenses (including the cost of distributing prospectuses in preliminary and final form as well as any supplements thereto); (v) all fees and expenses incurred in connection with any “road show” for underwritten offerings, including all costs of travel, lodging and meals; (vi) all transfer agent’s and registrar’s fees; (vii) all fees and expenses of counsel to the Company; (viii) all fees and expenses of the Company’s independent public accountants (including any fees and expenses arising from any special audits or “comfort letters”) and any other Persons retained by the Company in connection with or incident to any registration of Registrable Securities pursuant to this Agreement; and (ix) all fees and expenses of underwriters (other than Selling Expenses) customarily paid by the issuers or sellers of securities (all such costs, fees and expenses, “Registration Expenses”). Each Investor shall pay the fees and expenses of any counsel engaged by such Investor and shall bear its respective Selling Expenses associated with a registered sale of its Registrable Securities pursuant to this Agreement.

(b) The obligation of the Company to bear and pay the Registration Expenses shall apply irrespective of whether a registration, once properly demanded or requested, becomes effective or is withdrawn or suspended; provided, that the Registration Expenses for any Registration Statement withdrawn solely at the request of one or more Investor(s) (unless withdrawn following commencement of a suspension pursuant to Section 1.4(c)) shall be borne by such Investor(s).

1.9 Indemnification.

(a) In connection with the registration of Registrable Securities pursuant to this Agreement, the Company agrees to indemnify and hold harmless, and hereby does indemnify and hold harmless, the Parent and the other Investors, their affiliates and their respective directors, officers, employees and partners and each Person who is a “controlling person” of the Parent or the other Investors (within the meaning of the Securities Act or the Exchange Act) against, and pay and reimburse the Parent and the other Investors, affiliate, director, officer, employee or partner or controlling person for any losses, claims, damages, liabilities, (collectively, “Losses”) joint or several, to which the Parent and the other Investors or any such affiliate, director, officer, employee or partner or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or any “issuer free writing prospectus” as such term is defined under Rule 433 under the Securities Act or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will pay and reimburse the Parent and the other Investors and each such affiliate, director, officer, employee, partner and controlling person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided that the Company will not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or any “issuer free writing prospectus” as such term is defined under Rule 433 under the Securities Act, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company by the Parent or any other Investor expressly for use therein and provided, further, that the Company shall not be liable to the extent that any Losses arise out of or are based upon the use of any prospectus after such time as the Company has advised Parent or any other Investor in writing that a post-effective amendment or supplement thereto is required.

(b) In connection with any Registration Statement in which the Parent or any other Investor is participating, the Parent and each other Investor will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and will indemnify and hold harmless the Company, its directors and officers, each underwriter and each other Person who is a “controlling person” of the Parent or the other Investors (within the meaning of the Securities Act or the Exchange Act) and each such underwriter against any losses, claims, damages, liabilities, joint or several, to which the Company or any such director or officer, any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) the failure of such Investor to deliver a prospectus in accordance with the requirements of the Securities Act, but, with respect to clauses (i) and (ii), only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in each case in reliance upon, and in conformity with, written information prepared and furnished to the Company by the Parent or any other Investor expressly for use therein, and the Parent and any such other Investor will reimburse the Company and each such director, officer, underwriter and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided that the obligation to indemnify and hold harmless will be limited to the net amount of proceeds received by the Parent and each other Investor (in the aggregate) from the sale of Registrable Securities pursuant to such Registration Statement.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party (such consent not to be unreasonably withheld). If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, provided that the indemnifying party will be liable for one additional counsel if in the reasonable judgment of counsel for any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the registration and sale of any securities by any Person entitled to any indemnification hereunder and the expiration or termination of this Agreement.

(e) If the indemnification provided for in this Section 1.9 is legally unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount the Parent and any other Investor will be obligated to contribute pursuant to this Section 1.9(e) will be limited to an amount equal to the proceeds received by the Parent and each other Investor (in the aggregate) in respect of the Registrable Securities sold pursuant to the Registration Statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Parent and each other Investor has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities).

1.10 Participation in Underwritten Registrations. No Person may participate in any underwritten offering pursuant to this Agreement unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements in customary form approved by the Persons entitled under this Agreement to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that no Investor included in any underwritten offering shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding (A) such Investor’s ownership of its Registrable Securities to be sold in such offering, (B) such Investor’s power and authority to effect such Transfer and (C) such matters pertaining to such Investor’s compliance with securities laws as may be reasonably requested by the managing underwriter(s)) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except to the extent otherwise provided in Section 1.9 hereof.

1.11 Rule 144 and 144A Reporting.

(a) With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act and keep public information available at any time when the Company is subject to such reporting requirements.

Upon request of the Parent or the other Investors, the Company will deliver to the Parent and the other Investors a written statement as to whether it has complied with such informational and reporting requirements and will, within the limitations of the exemptions provided by Rule 144 (as such rule may be amended from time to time) or any similar rule enacted by the SEC, instruct the transfer agent to remove the restrictive legend affixed to any Subject Securities to enable such shares to be sold in compliance with Rule 144 (as such rule may be amended from time to time) or any similar rule enacted by the SEC.

(b) For purposes of facilitating sales pursuant to Rule 144A, so long as the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Parent, each Investor and any prospective purchaser of the Parent’s or any Investor’s securities will have the right to obtain from the Company, upon written request of the Parent prior to the time of sale, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents that the Company would have been required to file if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act as the Parent, the Investors or prospective purchaser may reasonably request in writing in availing itself of any rule or regulation of the SEC allowing the Parent or any other Investor, as applicable, to sell any such securities without registration.

1.12 Miscellaneous.

(a) No Inconsistent Agreements. The Company represents and warrants that it has not entered into, and agrees that it will not enter into, any agreement with respect to its securities that violates or subordinates or is otherwise inconsistent with the rights granted to the Holders of Registrable Securities under this Agreement. For the term of this Agreement, the Company shall not grant to any Person the right to require the Company to register any Equity Securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without written consent of the Parent, unless such rights are explicitly made subordinate to all rights granted hereunder.

(b) Adjustments Affecting Registrable Securities. The Company will not on its own initiative, except to the extent required by applicable law or an enforceable court order, propose any of the following actions to be taken by the general meeting of shareholders after the date of this Agreement with respect to Subject Securities if such actions would materially and adversely affect the ability of the Parent or the other Investors to include the Registrable Securities in a registration undertaken pursuant to this Agreement: (i) implementing Transfer restrictions on Subject Securities, (ii) implementing limits on dispositions of Subject Securities, (iii) adopting restrictions on the nature of Transferees of Subject Securities or (iv) implementing or adopting any similar restrictions or limitations with respect to the Transfer of Subject Securities in violation of the terms of this Agreement. For the avoidance of doubt, any actions which occur by operation of Law, pursuant to an enforceable court order or are taken by the general meeting of shareholders shall not be deemed to be a violation of this Section 1.12(b).

(c) Dilution. If, from time to time, there is any change in the capital structure of the Company by way of a split, dividend, combination or reclassification, or through a merger, amalgamation, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue.

(d) Conversion of Other Securities. If the Parent or any other Investor offers Registrable Securities by forward sale, or by an offering (directly or by entering into a derivative transaction with a broker-dealer or other financial institution) of any options, rights, warrants or other securities that are offered with, convertible into or exercisable or exchangeable for any Registrable Securities, the Registrable Securities subject to such forward sale or underlying such options, rights or warrants or other securities shall be eligible for registration pursuant to this Agreement.

(e) DTC Eligibility. The Company shall use its reasonable best efforts to cause the Convertible Preferred Shares, concurrently with the registration of such Convertible Preferred Shares pursuant to this ARTICLE I, to be eligible for the depository and book-entry transfer services of The Depository Trust Company.

1.13 Subject to Transfer Restrictions. For the avoidance of doubt, any exercise by any Investor of its rights pursuant to Section 1.1 or Section 1.2 shall at all times be subject to the limitations set forth in Section 2.1.

ARTICLE II

COVENANTS

2.1 Transfer Restrictions.

(a) Other than Permitted Transfers, neither the Parent nor any Investor shall Transfer any Convertible Preferred Shares until the date that is the eighteen (18) month anniversary of the date of this Agreement (such date, the “Restricted Period Termination Date”); provided that the Parent or any other Investor may Transfer any Convertible Preferred Shares, not counting Convertible Preferred Shares that are Transferred pursuant to a Permitted Transfer, (i) up to an aggregate amount equal to one-third (1/3) of the Original Convertible Preferred

Shares during the Six-Month Restricted Period and (ii) up to an aggregate amount equal to two-thirds (2/3) of the Original Convertible Preferred Shares (including any Convertible Preferred Shares Transferred by the Parent or any other Investor during the Six-Month Restricted Period) in the Twelve-Month Restricted Period.

(b) “Permitted Transfer” means, in each case so long as such Transfer is in accordance with applicable Law:

(i) a Transfer of Convertible Preferred Shares to a Permitted Transferee, so long as such Permitted Transferee, to the extent it has not already done so, executes a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such Permitted Transferee agrees to be an “Investor” for all purposes of this Agreement;

(ii) a Transfer of Convertible Preferred Shares in connection with a Merger Transaction approved by the Board; and

(iii) a Transfer of Convertible Preferred Shares to the Company.

(c) Notwithstanding anything to the contrary contained herein, including the occurrence of the Restricted Period Termination Date or the expiration or inapplicability of the Six-Month Restricted Period or the Twelve-Month Restricted Period, none of the Parent or any other Investor shall Transfer any Convertible Preferred Shares other than in accordance with all applicable Laws and the other terms and conditions of this Agreement.

(d) In connection with any Transfer to a Permitted Transferee prior to the termination of this Agreement pursuant to Section 4.1, the Parent shall cause any Permitted Transferee to execute a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which such Permitted Transferee agrees to become a party to this Agreement and to be an “Investor” for all purposes of this Agreement and provides notice information for the purposes of Section 4.2.

2.2 Standstill.

(a) Until the date on which the Parent and the other Investors Beneficially Own Convertible Preferred Shares representing less than five percent (5%) of the total issued and outstanding Company Common Shares on an as-converted basis, without the prior written consent of the Company, the Parent shall not, and shall cause each of the other Investors not to, directly or indirectly:

(i) acquire, offer to acquire or agree to acquire Beneficial Ownership of Company Common Shares, except pursuant to share splits, reverse share splits, share dividends or distributions, or combinations or any similar recapitalizations on or after the date hereof;

(ii) effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist or encourage any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in (a) any acquisition of any securities (or beneficial ownership thereof) or assets of the Company or any of its Affiliates, including rights or options to acquire such ownership; (b) initiate or propose any merger, tender offer, business combination, restructuring, recapitalization or other extraordinary transaction involving, or any change of control of, the Company or any of its Subsidiaries; or (c) any shareholder proposal or make, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” to vote, or seek to influence any Person with respect to the voting of, Company Common Shares, or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) with respect to Company Common Shares;

(iii) deposit any Company Common Shares into a voting trust or subject Company Common Shares to any proxy, arrangement or agreement with respect to the voting of such securities or other agreement having a similar effect;

(iv) initiate or propose a call for any special meeting of the Company’s shareholders;

(v) seek or propose to influence, advise, change or control the management, board of directors of the Company, governing instruments or policies of the Company or any of its Subsidiaries;

(vi) participate in any acquisition of assets or business of the Company or its Subsidiaries or Affiliates outside of the ordinary course of business; or

(vii) propose, or agree to, or enter into any discussions, negotiations or arrangements with, or provide any confidential information to, any third party with respect to any of the foregoing.

(b) The prohibition in Section 2.2(a)(i) shall not apply to ordinary course of business activities of the Parent, each Investor or any of their respective Affiliates in connection with:

(i) proprietary and third party fund and asset management activities;

(ii) brokerage and securities trading activities;

(iii) financial services and insurance activities;

(iv) acquisitions made as a result of (A) a share split, share dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or (B) in connection with securing or collecting indebtedness previously contracted in good faith and not with the intention of circumventing the prohibition in Section 2.2(a)(i); and

(v) acquisitions made in connection with a transaction in which the Parent, any of the Investors or any of their respective Affiliates acquires a previously unaffiliated business entity that Beneficially Owns Company Common Shares, or any securities convertible into, or exercisable or exchangeable for, Company Common Shares, at the time of the consummation of such acquisition;

provided that, in the case of each of (i) through (v) of this Section 2.2(b), such ordinary course of business activities shall be made without the intent to influence the control of the Company.

2.3 Redemptions and Accelerated Share Repurchases. In the event of a proposed redemption or accelerated share repurchase of Company Common Shares by the Company or its Subsidiaries (for the avoidance of doubt, excluding an Open-Market Repurchase), notwithstanding the Transfer restrictions set forth in Section 2.1, each Investor shall hold a right of first refusal to cause the Company or its Subsidiaries to redeem or repurchase Company Series D Preferred Shares that such Investor holds up to its Redemption/ASR Amount. The Company shall give written notice of a proposed redemption or accelerated share repurchase to the Parent and each other Investor at least five (5) days prior to the date of the proposed redemption or accelerated share repurchase. Such notice shall set forth the material terms and conditions of the proposed redemption or accelerated share repurchase, including the proposed manner of redemption or repurchase, the number or amount and description of the shares proposed to be redeemed or repurchased, the proposed transaction date, the proposed redemption or repurchase price per share, and an offer to each Investor of a right of first refusal to cause the Company or its Subsidiaries to redeem or repurchase Company Series D Preferred Shares that such Investor holds up to its Redemption/ASR Amount. At any time during the five (5) day period following receipt of such notice, each Investor shall have the right to elect to redeem or resell its Redemption/ASR Amount of Company Series D Preferred Shares at the Redemption/ASR Price and upon the terms and conditions set forth in the notice. After the expiration of such five (5) day period, the Company shall be free to complete the proposed redemption or repurchase of Company Common Shares; provided that (i) the Company redeems or repurchases any Company Series D Preferred Shares any Investor elected to have redeemed or repurchased pursuant to its response to the Company’s notice, on the terms and conditions set forth in the notice, simultaneously with any redemption or repurchase of Company Common Shares from any other shareholder of the Company; (ii) any redemption or repurchase of such Company Common Shares from any other shareholder must be on terms no less favorable to the Company than those set forth in the notice delivered to the Investors; and (iii) the redemption or repurchase must close no later than ninety (90) days after the proposed date included in the notice. Notwithstanding anything to the contrary, the Investors’ rights of first refusal pursuant to this Section 2.3 shall expire on the Restricted Period Termination Date.

2.4 Open-Market Repurchases. In the event of an open-market repurchase of Company Common Shares by the Company or its Subsidiaries other than pursuant to accelerated share repurchases covered by Section 2.3 (an “Open-Market Repurchase”, and the number of Company Common Shares that are repurchased in such Open-Market Repurchase, the “Repurchased Amount”), notwithstanding the Transfer restrictions set forth in Section 2.1, each Investor shall be entitled to cause the Company to repurchase a number of Company Series D Preferred Shares it holds up to and including its respective OMR Investor Put Amount.

(a) If the Company determines to effect an Open-Market Repurchase pursuant to a plan intended to be compliant under Rule 10b5-1(c) under the Exchange Act, the Company shall give written notice of such plan for an Open-Market Repurchase to each Investor at least seven (7) Business Days prior to the start of such plan. Such Investor may elect to sell to the

Company a number of Company Series D Preferred Shares it holds up to and including its OMR Investor Put Amount at the OMR Put Price for such plan by giving written notice to the Company of its election (including the number of shares it elects to sell) no later than five (5) Business Days following receipt of the Company’s notice regarding such Open-Market Repurchase. If the Investor elects to participate in such Open-Market Repurchase (which for the avoidance of doubt shall be with respect to any Open-Market Repurchase during the entire period of such plan),

(i) the Company shall provide a statement to the Investor at the end of each day during such period on which the Company purchases any Company Common Shares pursuant such Open-Market Repurchase setting forth:

1. the purchases of Company Common Shares made on such day and the volume weighted average price paid for such Company Common Shares;

2. the OMR Investor Put Amount for such day; and

3. the OMR Put Price for such day; and

(ii) the Company and such Investor shall use their respective reasonable best efforts to effect the share purchase within three (3) Business Days of any day on which an Open-Market Repurchase is made pursuant to such plan.

(b) For Open-Market Repurchases other than pursuant to a plan intended to be compliant under Rule 10b5-1(c) under the Exchange Act as set forth in Section 2.4(a) above, the Company shall give written notice of a proposed Open-Market Repurchase to each Investor (x) no later than 5:00 P.M. New York City time on the Friday before a week for which the Company intends to effect an Open-Market Repurchase, which notice shall set forth the week or weeks of the Open-Market Repurchase or (y) other than notices for a week or week(s) as set forth in clause (x), no later than one (1) Business Day prior to a date on which the Company intends to effect such Open-Market Repurchase. Such Investor may elect to sell to the Company a number of Company Series D Preferred Shares it holds up to and including its OMR Investor Put Amount at the OMR Put Price by giving written notice to the Company of its election no later than (i) in the case of clause (x) above 8:00 A.M. New York City time on the first Business Day of the week of such proposed Open-Market Repurchase or (ii) in the case of clause (y) above 8:00 A.M. New York City time on the date of such proposed Open-Market Repurchase. If the Investor elects to participate in such Open-Market Repurchase (which for the avoidance of doubt in the case of clause (x) above shall be with respect to any Open-Market Repurchase during such week),

(i) the Investors may condition its participation on the receipt of a minimum price per share of Company Common Shares;

(ii) the Company shall provide a statement to the Investor at the end of each day during such week(s) or day on which the Company purchases any Company Common Shares pursuant such Open-Market Repurchase setting forth:

1. the purchases of Company Common Shares made on such day and the average price paid for such Company Common Shares;

2. the OMR Investor Put Amount for such day; and

3. the OMR Put Price for such day; and

(iii) the Company and such Investor shall use their respective reasonable best efforts to effect the share purchase within three (3) Business Days of any day on which an Open-Market Repurchase is made during such period.

(c) Notwithstanding anything to the contrary herein, (x) if Investor informs the Company that it does not wish to participate in any Open-Market Repurchase or does not respond within the time periods set forth in Section 2.4(a) or Section 2.4(b), as applicable, the Company may proceed with such Open-Market Repurchase and shall have no obligation to purchase any shares from an Investor pursuant to such Open-Market Repurchase and (y) if the Company does not purchase any Company Common Shares during such Open-Market Repurchase it shall not be required to purchase any Company Series D Preferred Shares from any Investor.

(d) Notwithstanding anything to the contrary, the Investors’ rights to cause the Company to make repurchases pursuant to this Section 2.4 shall expire on the Restricted Period Termination Date.

2.5 Ownership Threshold. Neither any Investor nor the Company shall take any action that could reasonably be expected to result in the Parent, the Investors or any of their respective Affiliates, acting alone or as part of a Group, directly or indirectly, either (i) to Beneficially Own more than five percent (5%) of the Company Common Shares or any other class of Voting Securities, or any securities convertible into, or exercisable or exchangeable for, Company Common Shares or other Voting Securities (excluding Company Series D Preferred Shares and other securities that are not convertible in the hands of the holder), or (ii) to have a Total BHC Ownership Level in excess of twenty-three and one-half percent (23.5%) of the Company’s total equity; provided that if the Investors (collectively) do come (i) to Beneficially Own more than five percent (5%) of the Company Common Shares or any other class of Voting Securities, or any securities convertible into, or exercisable or exchangeable for, Company Common Shares or other Voting Securities (excluding Company Series D Preferred Shares and other securities that are not convertible in the hands of the holder) or (ii) to have a Total BHC Ownership Level in excess of twenty-three and one-half percent (23.5%) of the Company’s total equity (the number of securities in excess of either or both of such five percent (5%) and twenty-three and one-half percent (23.5%) levels, the “Excess Shares Amount”), (a) the Parent and each other Investor may Transfer a number of such Equity Securities equal to the Excess Shares Amount multiplied by its Pro Rata Portion freely without regard to the Transfer restrictions set forth in Section 2.1, and (b) in the event of an action taken by the Company that causes such ownership thresholds to be exceeded, the Company and the Investors shall negotiate in good faith for the Company to repurchase Equity Securities from the Investors so that the Investors (collectively) will no longer (i) Beneficially Own more than five percent (5%) of the Company Common Shares or any other class of Voting Securities, or any securities convertible into, or exercisable or exchangeable for, Company Common Shares or other Voting Securities

(excluding Company Series D Preferred Shares and other securities that are not convertible in the hands of the holder) or (ii) have a Total BHC Ownership Level in excess of twenty-three and one-half percent (23.5%) of the Company’s total equity.

2.6 Listing. The Company agrees to use commercially reasonable efforts to cause the Company Common Shares to continue to be listed on the NASDAQ Stock Market or another national securities exchange.

2.7 Private Sale and Legends.

(a) Except as provided in Section 2.1, the Company agrees that nothing in this Agreement shall prohibit the Investors, at any time and from time to time, from selling or otherwise Transferring Company Series D Preferred Shares pursuant to a private sale or other transaction which is not registered pursuant to the Securities Act.

(b) At the request of an Investor and to the extent the Company Series D Preferred Shares are subject to a restrictive legend, whether such securities are certificated or held in book-entry form, (i) the purchaser who takes ownership from an Investor holding any certificates for such Company Series D Preferred Shares shall be entitled, upon conversion of Company Series D Preferred Shares to Company Common Shares in such Transfer, to receive from the Company new certificates for the appropriate number of Company Common Shares not bearing such legend (or the elimination or termination of such comparable notations or arrangements on securities held in book-entry form) and (ii) the Company shall procure the cooperation of the Company’s transfer agent in removing such legend (or the elimination or termination of such notations or arrangements). If required by the Company or the Company’s transfer agent, the Investor shall deliver an opinion of its counsel that the restriction referenced in such legend (or such notations or arrangements) is no longer required in order to ensure compliance with the Securities Act.

ARTICLE III

TAX MATTERS

3.1 Tax Return Information. The Company will as promptly as practicable furnish to any Investor information reasonably requested to enable such Investor or its direct or indirect equity owners to comply with any applicable tax reporting requirements with respect to Convertible Preferred Shares held by such Investor, including, without limitation, such information as may be reasonably requested by such Investor to complete U.S. federal, state or local or non-U.S. income tax returns (including, for the avoidance of doubt, information regarding the source of any dividends paid or deemed paid with respect to Convertible Preferred Shares held by such Investor or its direct or indirect equity owners); provided, that this Section 3.1 shall not require the Company to provide information to any Investor regarding the computation of earnings and profits for U.S. federal income tax purposes (and any Investor should assume that the Company’s distributions constitute dividends for U.S. federal income tax purposes), except to the extent that such information is otherwise required to be provided by the Company under Section 3.2 or Section 3.3. The Company will provide any tax-related information that is required to be provided to the Investors by the Company or any of its Subsidiaries in respect of a fiscal year within sixty (60) calendar days following the end of such fiscal year.

3.2 PFIC and CFC Information. After the end of each taxable year, the Company will timely determine whether the Company or any of its Subsidiaries is expected to be, or was, a PFIC or CFC for any taxable year and inform the Investors of its determination. If the Company believes the Company or any of its Subsidiaries is a PFIC or a CFC for any taxable year or there is a reasonable possibility that the Company or any of its Subsidiaries may be a PFIC or a CFC for any taxable year, the Company will prepare an annual statement that sets forth the amount that the Investors would be required to include in taxable income on their U.S. tax returns if the Company or such Subsidiary were in fact to constitute a PFIC or a CFC for such taxable year, as well as any other information required to comply with applicable CFC and PFIC reporting requirements. Each of the Investors will cooperate with the Company, and provide such information as may be reasonably requested by the Company, to determine whether the Company is a CFC.

3.3 QEF Election. If the Company believes there is a reasonable possibility that the Company or any of its Subsidiaries constitutes a PFIC for any taxable year, the Company will provide the Investors with the information necessary in order for the Investors or any direct or indirect equity owner therein, as the case may be, to timely and properly make an election under section 1295 of the Code to treat the Company or such Subsidiary as a “qualified electing fund” (a “QEF Election”) and comply with the reporting requirements applicable to such a QEF Election. The Company will obtain professional assistance experienced in matters relating to the relevant aspects of the Code to the extent necessary to make the determinations and to provide the information and statements described in Section 3.2 and this Section 3.3.

3.4 Retention of Tax Information. The Company hereby undertakes to keep any documentation supporting any tax-related information supplied to any Investor as provided under this ARTICLE III for no less than seven (7) years.

ARTICLE IV

MISCELLANEOUS

4.1 Term. This Agreement will be effective as of the date hereof and shall automatically terminate at such time as the Investors no longer Beneficially Own any Subject Securities. If this Agreement is terminated pursuant to this Section 4.1, this Agreement shall become void and of no further force and effect, except for the provisions set forth in this ARTICLE IV.

4.2 Notices.

(a) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following respective addresses (or at such other address for a party hereto as shall be specified in a notice given in accordance with this Section 4.2):

(i)	if to the Parent:

American International Group, Inc.

175 Water Street

New York, NY 10038

Attention: General Counsel

Facsimile: (212) 770-3500

with a copy to (which shall not constitute notice):

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: Robert G. DeLaMater & Jared M. Fishman

Facsimile: (212) 291-9037

(ii)	if to the Company:

Arch Capital Group Ltd.

Waterloo House, Ground Floor

100 Pitts Bay Road

Pembroke HM 08, Bermuda

Attention: Mark D. Lyons

Facsimile: (441) 278-9255

with a copy to (which shall not constitute notice):

Cahill Gordon & Reindel LLP

80 Pine Street

New York, New York 10005

Attention: John Schuster

Facsimile: (212) 269-5420

4.3 Investor Actions. Any determination, consent or approval of, or notice or request delivered by, or any similar action of, the Investors (each, an “Investor Action”) shall be made by, and shall be valid and binding upon, all Investors if made by (i) holders of a majority of the Registrable Securities then Beneficially Owned by all Investors or (ii) the Parent; provided, that in the event of any conflict between any Investor Action made by holders of a majority of the Registrable Securities then Beneficially Owned by all Investors and an Investor Action made by the Parent, the Investor Action made by the Parent shall control.

4.4 No Partnership. Nothing in this Agreement shall be taken to constitute a partnership between any of the parties to this Agreement or the appointment of the parties to this Agreement as agent for the others.

4.5 Memorandum of Association. Upon the occurrence of a conflict between any provision of this Agreement and any provision of the Memorandum of Association, then this Agreement will prevail, subject to applicable Law, and in the event applicable Law would conflict with the provisions of this Agreement, the Company will use its best efforts to facilitate the provision of this Agreement.

4.6 Amendments and Waivers. No provision of this Agreement may be amended, supplemented or modified except by a written instrument signed by all of the parties thereto. No provision of this Agreement may be waived except by a written instrument signed by the party against whom the waiver is to be effective. No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

4.7 Assignment of Registration Rights. The rights of the Parent and any other Investor to registration of all or any portion of its Registrable Securities pursuant to this Agreement may be assigned by the Parent or such Investor to any Permitted Transferee to the extent of the Registrable Securities Transferred as long as (i) the Parent or such Investor, within ten (10) days after such Transfer, furnishes to the Company written notice of the Transfer to the Permitted Transferee and (ii) such Permitted Transferee agrees, following such Transfer, to be subject to all applicable restrictions and obligations set forth in this Agreement, and executes a customary joinder to this Agreement, in form and substance reasonably acceptable to the Company, in which case the applicable Permitted Transferee shall be the beneficiary to all rights of the Parent or such Investor and subject to all restrictions and obligations applicable to the Parent or such Investor pursuant to this Agreement, to the same extent as the Parent or such Investor.

4.8 Assignment. Except as provided in Section 4.7 hereof, this Agreement shall not be assigned, in whole or in part, by operation of law or otherwise without the prior written consent of the parties hereto. Any attempted assignment in violation of this Section 4.8 shall be void. This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the parties hereto and their successors and permitted assigns.

4.9 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or as a matter of public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the greatest extent possible.

4.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other means of electronic transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

4.11 Entire Agreement. Except as otherwise expressly provided in this Agreement, this Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between or on behalf of the Parent and/or its Affiliates, on the one hand, and the Company and/or its Affiliates, on the other hand, with respect to the subject matter hereof.

4.12 Governing Law; Arbitration; Waiver of Jury Trial.

(a) This Agreement, and all claims and defenses arising out of or relating to this Agreement or the formation, breach, termination or validity of this Agreement, shall in all respects be governed by, and construed in accordance with, the Laws of the State of New York without giving effect to any conflicts of Law principles of such state that would apply the Laws of another jurisdiction.

(b) Section 11.10(b) through (f) of the Stock Purchase Agreement shall apply to this Agreement mutatis mutandis.

4.13 Agent for Service of Process. Without prejudice to any other permitted mode of service, the Company irrevocably agrees that service of any claim form, notice or other document for the purpose of Section 4.12 shall be duly served upon it if delivered personally or sent by pre-paid recorded delivery, special delivery or registered post to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, NY 10005 Attention: John Schuster, Esq., or such other Person and address in New York, New York as the Company shall notify the Parent of in writing from time to time and the parties agree that failure by such appointed Person to notify their appointor of any such service shall not invalidate the proceedings concerned.

4.14 Specific Performance. (a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, (b) it is accordingly agreed that, without the necessity of posting bond or other undertaking, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity and (c) in the event that any Action is brought in equity to enforce the provisions of this Agreement, no party hereto shall allege, and each party hereto hereby waives the defense or counterclaim that there is an adequate remedy at law.

4.15 No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

4.16 Defined Terms. Capitalized terms when used in this Agreement have the following meanings:

“Action” means any claim, action, suit, arbitration or proceeding by or before any Governmental Authority, court, tribunal or arbitration body.

“Affiliate” means, with respect to any Person, any other Person that, at the time of determination, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person; provided that for the avoidance of doubt, the Company and the Parent shall not be deemed to be Affiliates of each other.

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act.

“Beneficial Owner,” “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Exchange Act, and a Person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such Rule (in each case, irrespective of whether or not such Rule is actually applicable in such circumstance). In addition, a Person shall be deemed to be the Beneficial Owner of, and shall be deemed to Beneficially Own, and shall be deemed to have Beneficial Ownership of, any securities which are the subject of, or the reference securities for, or that underlie, any Derivative Instrument of such Person, with the number of securities Beneficially Owned being the notional or other number of securities specified in the documentation evidencing the Derivative Instrument as being subject to be acquired upon the exercise or settlement of the Derivative Instrument or as the basis upon which the value or settlement amount of such Derivative Instrument is to be calculated in whole or in part or, if no such number of securities is specified in such documentation, as determined by the Board in its sole discretion to be the number of securities to which the Derivative Instrument relates.

“BHC Act” means the Bank Holding Company Act of 1956, as amended, together with any regulations promulgated thereunder.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which commercial banks in the City of New York, New York are required or authorized by Law to remain closed.

“CFC” means a “controlled foreign corporation” within the meaning of section 957 of the Code.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Company Common Shares” means the common shares, par value $0.0033 per share, of the Company.

“Company Series D Preferred Shares” means the preference shares, par value $0.01 per share, of the Company designated as the “Series D Convertible Participating Non-Voting Perpetual Preferred Shares”.

“Contract” means any contract, agreement, instrument, undertaking, indenture, commitment, loan, license, settlement, consent, note or other legally binding obligation (whether or not in writing).

“Control,” “Controlled” and “Controlling” means, with respect to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlled by” and “under common Control with” shall be construed accordingly.

“Controlled Affiliate” means any Affiliate of the specified Person that is, directly or indirectly, Controlled by the specified Person.

“Conversion Rate” means one (1) divided by the number (or fraction) of Company Common Shares issuable upon the conversion of one (1) Company Series D Preferred Share.

“Convertible Preferred Shares” has the meaning set forth in the recitals.

“Demand Registration” has the meaning set forth in Section 1.2(a).

“Demand Registration Request” has the meaning set forth in Section 1.2(a).

“Derivative Instruments” means any and all derivative securities (as defined under Rule 16a-1 under the Exchange Act) that increase in value as the value of any Equity Securities of the Company increases, including a long convertible security, a long call option and a short put option position, in each case, regardless of whether (i) such derivative security conveys any voting rights in any Equity Security, (ii) such derivative security is required to be, or is capable of being, settled through delivery of any Equity Security or (iii) other transactions hedge the value of such derivative security.

“Encumbrance” means any mortgage, commitment, transfer restriction, deed of trust, pledge, option, power of sale, retention of title, right of pre-emption, right of first refusal, executorial attachment, hypothecation, security interest, encumbrance, claim, lien or charge of any kind, or an agreement, arrangement or obligation to create any of the foregoing.

“Equity Securities” means any and all (i) shares, interests, participations or other equivalents (however designated) of capital stock or other voting securities of a corporation, any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), (ii) securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or voting securities of a corporation, and securities convertible into or exchangeable for any equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), and (iii) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Excess Shares Amount” has the meaning set forth in Section 2.5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, as in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means any supranational, national, regional, federal, state, provincial, territorial, municipal or local court, administrative body or other governmental or quasi-governmental entity or authority or SRO with competent jurisdiction (including any arbitration panel or body) exercising legislative, judicial, regulatory or administrative functions of or pertaining to supranational, national, regional, federal, state, provincial, territorial, municipal or local government, including any department, commission, board, agency, bureau, subdivision, instrumentality or other regulatory, administrative, arbitral or judicial authority.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Interruption Period” has the meaning set forth in Section 1.7(d).

“Investor” means each of the Parent, any successor and any Permitted Transferee who becomes a party hereto pursuant to Section 4.7.

“Investor Action” has the meaning set forth in Section 4.3.

“Law” means any supranational, federal, state, local or foreign law (including common law), statute or ordinance, or any rule, regulation, or agency requirement of any Governmental Authority.

“Losses” has the meaning set forth in Section 1.9(a).

“Memorandum of Association” means the Company’s memorandum of association as then in effect.

“Merger Transaction” means any transaction or series of related transactions involving: (i) any acquisition (whether direct or indirect, including by way of merger, share exchange, consolidation, business combination or other similar transaction) or purchase from the Company or any of its Subsidiaries that would result in any Person or Group Beneficially Owning more than fifty percent (50%) of the total outstanding Equity Securities of the Company (measured by voting power or economic interest), (ii) any tender offer, exchange offer or other secondary acquisition that would result in any Person or Group Beneficially Owning more than fifty percent (50%) of the total outstanding Equity Securities of the Company (measured by voting power or economic interest), or (iii) any transaction pursuant to which Company Common Shares are exchanged for, or canceled and converted into the right to receive, another security.

“Non-Underwritten Shelf Take-Down” has the meaning set forth in Section 1.1(g).

“Non-Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 1.1(g).

“OMR Aggregate Holdings” means, with respect to any Open-Market Repurchase, the total number of Company Series D Preferred Shares held by all Investors in the aggregate at the time of such Open-Market Repurchase.

“OMR Aggregate Put Amount” means, with respect to any Open-Market Repurchase, the lesser of (i) (A) three (3) multiplied by (B) the Repurchased Amount multiplied by (C) the Conversion Rate and (ii) the OMR Aggregate Holdings.

“OMR Investor Put Amount” means, with respect to any Investor and any Open-Market Repurchase, the Pro Rata Portion of the Investor with respect to Company Series D Preferred Shares multiplied by the OMR Aggregate Put Amount.

“OMR Put Price” means, with respect to any Open-Market Repurchase, the Repurchase Price divided by the Conversion Rate.

“Open-Market Repurchase” has the meaning set forth in Section 2.4.

“Original Convertible Preferred Shares” means the 1,276,282 Company Series D Preferred Shares issued to the Parent by the Company on the date hereof (as adjusted from time to time to reflect appropriately the effect of any share split, reverse share split, share dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change).

“Parent” has the meaning set forth in the preamble.

“Permitted Transfer” has the meaning set forth in Section 2.1(b).

“Permitted Transferees” means (i) the Parent and (ii) any Controlled Affiliate.

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or department or agency thereof.

“PFIC” means a “passive foreign investment company” within the meaning of section 1297 of the Code.

“Piggyback Registration” has the meaning set forth in Section 1.5(a).

“Piggyback Shelf Registration Statement” has the meaning set forth in Section 1.5(a).

“Piggyback Shelf Take-Down” has the meaning set forth in Section 1.5(a).

“Pro Rata Portion” means, with respect to any Investor and any type of Subject Securities or other Equity Securities at any time of determination, the ratio determined by dividing (A) the number of shares of such type of Subject Securities or Equity Securities (or any securities convertible into, or exercisable or exchangeable for, such Subject Securities or Equity Securities) held by such Investor by (B) the total number of shares of such type of Subject Securities or Equity Securities (or any securities convertible into, or exercisable or exchangeable for, such Subject Securities or Equity Securities) held by all Investors in the aggregate.

“QEF Election” has the meaning set forth in Section 3.3.

“Redemption/ASR Amount” means, with respect to any Investor and any proposed redemption or accelerated share repurchase by the Company or its Subsidiaries, the lesser of (i) the number of Company Series D Preferred Shares held by such Investor immediately prior to the proposed redemption or repurchase and (ii) (A) the number of Company Common Shares the Company or its Subsidiaries propose to redeem or repurchase in the aggregate in such proposed redemption or accelerated share repurchase multiplied by (B) the Conversion Rate multiplied by (C) such Investor’s Pro Rata Portion with respect to Company Series D Preferred Shares as of immediately prior to such proposed redemption or accelerated share repurchase.

“Redemption/ASR Price” means, with respect to any proposed redemption or accelerated share repurchase by the Company or its Subsidiaries, (i) the amount proposed to be paid for each Company Common Share to be redeemed or repurchased divided by (ii) the Conversion Rate.

“Register,” “registered” and “registration” (regardless of case) refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement, and compliance with applicable state securities laws of such states in which the Parent notifies the Company of its or any Investor’s intention to offer Registrable Securities.

“Registrable Securities” means any Equity Securities, including Company Common Shares, issued or issuable directly or indirectly with respect to the Convertible Preferred Shares issued pursuant to the Stock Purchase Agreement by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. As to any particular securities constituting Registrable Securities, such securities will cease to be Registrable Securities when (x) they have been effectively registered or qualified for sale by prospectus filed under the Securities Act and disposed of in accordance with the Registration Statement covering such securities or (y) they have been sold to the public through a broker, dealer or market maker pursuant to Rule 144 or other exemption from registration under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Registration Expenses” has the meaning set forth in Section 1.8(a).

“Registration Statement” means the prospectus and other documents filed with the SEC to effect a registration under the Securities Act.

“Representatives” of a Person means such Person’s Affiliates and the directors, officers, employees, advisors, agents, consultants, accountants, attorneys, sources of financing, investment bankers and other representatives of such Person and of such Person’s Affiliates.

“Repurchase Price” means, with respect to any Open-Market Repurchase, the average price paid by the Company or its Subsidiaries to repurchase Company Common Shares on any such day pursuant to such Open-Market Repurchase.

“Repurchased Amount” has the meaning set forth in Section 2.4.

“Restricted Period Termination Date” has the meaning set forth in Section 2.1(a).

“Rule 144” means Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the SEC from time to time, as in effect from time to time.

“Rule 144A” means Rule 144A under the Securities Act or any successor or similar rule as may be enacted by the SEC from time to time, as in effect from time to time.

“SEC” means the United States Securities and Exchange Commission or any other federal agency administering the Securities Act.

“Securities Act” means the United States Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, as in effect from time to time.

“Selling Expenses” means all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder.

“Shelf Registration” means registering under the Securities Act an offering of securities to be made on a delayed or continuous basis pursuant to Securities Act Rule 415 or any successor rule thereto on a Shelf Registration Statement (or an existing Automatic Shelf Registration Statement or a prospectus supplement that shall be deemed to be part of an existing Automatic Shelf Registration Statement in accordance with Rule 430B under the Securities Act).

“Shelf Registration Statement” means a Registration Statement on Form S-3 or the then-appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto.

“Shelf Take-Down” has the meaning set forth in Section 1.1(d).

“Signing Date” has the meaning set forth in the recitals.

“Six-Month Restricted Date” means the date that is the six (6) month anniversary of the date of this Agreement.

“Six-Month Restricted Period” means the period from and including the Six-Month Restricted Date to and including the date prior to the Twelve-Month Restricted Date.

“SRO” means (i) any “self-regulatory organization” as defined in Section 3(a)(26) of the Exchange Act, (ii) any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market or (iii) any other securities exchange.

“Stock Purchase Agreement” has the meaning set forth in the recitals.

“Subject Securities” means Company Common Shares and Company Series D Preferred Shares.

“Subsidiary” in respect of a Person, means any corporation, partnership, joint venture, trust, limited liability company, unincorporated association or other entity in respect of which such Person: (w) is entitled to more than 50% of the interest in the capital or profits; (x) holds or controls a majority of the voting securities or other voting interests; (y) has rights via holdings of debt or other contract rights that are sufficient for control and consolidation for GAAP purposes; or (z) has the right to appoint or elect a majority of the board of directors or Persons performing similar functions.

“Total BHC Ownership Level” means the percentage of the total equity of the Company that the Parent, the Investors or any of their respective Affiliates that directly or indirectly Controls, or is Controlled by or under the direct or indirect common Control with, the Parent or the Investors or with the power, directly or indirectly, to direct the management or policies of the Parent or the Investors or any of their respective Affiliates, or the officers and directors thereof in the aggregate, directly or indirectly own, Control or have the power to vote, calculated in a manner consistent with the BHC Act.

“Transfer” means (i) any direct or indirect sale, lease, assignment, Encumbrance, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any Contract, option or other arrangement or understanding with respect to any sale, lease, assignment, Encumbrance, disposition or other transfer (by operation of law or otherwise), of any Equity Security or (ii) to enter into any Derivative Instrument, swap or any other Contract, agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any Equity Security, whether any such Derivative Instrument, swap, Contract, agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise.

“Transferee” means a Person to whom a Transfer is made or is proposed to be made.

“Transferor” means a Person that Transfers or proposes to Transfer.

“Twelve-Month Restricted Date” means the date that is the twelve (12) month anniversary of the date of this Agreement.

“Twelve-Month Restricted Period” means the period from and including the Twelve-Month Restricted Date to and including the date prior to the Restricted Period Termination Date.

“Underwritten Shelf Take-Down” has the meaning set forth in Section 1.1(e).

“Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 1.1(e).

“Voting Securities” means Company Common Shares, any other securities of the Company entitled to vote at any general meeting of the Company and any other securities of the Company that would be considered a class of voting shares for purposes of the BHC Act.

4.17 Interpretation. The words “hereof” and “herein” and similar words shall be construed as references to this Agreement as a whole and not limited to the particular Article, Section or Schedule in which the reference appears. Unless the context otherwise requires, references herein: (x) to Articles, Sections and Schedules mean the Articles and Sections of, and Schedules attached to, this Agreement; and (y) to an agreement, instrument or other document, means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof. Any reference to a wholly owned Subsidiary of a Person shall mean such Subsidiary is directly or indirectly wholly owned by such Person. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement and this Agreement shall be interpreted literally not taking into account any other facts or circumstances, including any conduct, actions, statements, intentions, assumptions or beliefs of any of the parties at any time, as this Agreement is the product of negotiations between sophisticated parties advised by counsel. The headings in this Agreement do not affect its interpretation. The schedules, exhibits and annexes form part of this Agreement. References to “$”, “US$” or “U.S. dollars” are to U.S. dollars. Any reference to a “company” includes any company, corporation or other body corporate, wherever and however incorporated or established. Any reference to a statute, statutory provision or subordinate legislation (“legislation”) includes references to: (a) that legislation as re-enacted or amended by or under any other legislation before or after the Signing Date; (b) any legislation which that legislation re-enacts (with or without modification); and (c) any subordinate legislation made under that legislation before or after the Signing Date, as re-enacted or amended as described in (a), or under any legislation referred to in (b). Any reference to writing shall include any mode of reproducing words in a legible and non-transitory form. References to one gender include all genders and references to the singular include the plural and vice versa. References to “ordinary course” or words of similar meaning when used in this Agreement shall mean with respect to any Person “the ordinary course of business of such Person, consistent with past practice” unless specified otherwise. References to “includes” or “including” or words of similar meaning when used in this Agreement shall mean “including without limitation” unless specified otherwise.

4.18 Further Assurances. Each of the parties (as reasonably requested by the other party) shall execute and deliver, or shall cause to be executed and delivered, such documents and other instruments and shall take, or shall cause to be taken, such further actions as may be reasonably required to carry out the provisions of this Agreement and give effect to the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, each of the parties has duly executed this Agreement as of the date and year set forth above.

AMERICAN INTERNATIONAL GROUP, INC.

By:	/s/ Alon Neches
Name:	Alon Neches
Title:	Vice President – Strategy and Mergers and Acquisitions

Signature Page

Investor Rights Agreement

IN WITNESS WHEREOF, each of the parties has duly executed this Agreement as of the date and year set forth above.

ARCH CAPITAL GROUP LTD.

By:	/s/ Mark D. Lyons
Name:	Mark D. Lyons
Title:	Executive Vice President and Chief Financial Officer

Signature Page

Investor Rights Agreement